CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-176223 on Form S-8 of our report dated March 7, 2013, relating to the consolidated financial statements of America’s Suppliers, Inc. for the year ended December 31, 2012.

/s/ MALONEBAILEY, LLP

www.malone-bailey.com

Dallas, Texas

March 7, 2013